CONVERSION AND NOTE AMENDMENT AGREEMENT

     This Conversion and Note Amendment Agreement (this "Agreement") dated as of December 11, 2001 is made by and among NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), STARK INTERNATIONAL ("Stark") and SHEPHERD INVESTMENTS INTERNATIONAL, LTD. ("Shepherd"; collectively with Stark, the "Noteholders").

                             PRELIMINARY STATEMENTS

     A. The Company and the Noteholders are parties to a Restructure Agreement, dated as of January 26, 2001 (the "Restructure Agreement"), pursuant to which, among other things, the Noteholders surrendered their existing 7% convertible senior subordinated notes due 2001 (the "2001 Notes") to the Company and in exchange were issued 4% convertible senior subordinated notes due 2003 (the "2003 Notes") with substantially the same terms and provisions as the 2001 Notes, except that the 2003 Notes were (i) subject to conversion by the Company into shares of common stock, par value $.005, of the Company (the "Common Stock") at maturity at a conversion price of $1.275 per share and (ii) subject to conversion by the Company in the event that the average price of the Common Stock exceeded $2.50 per share for twenty (20) consecutive trading days.

     B.Prior to the Restructure Agreement, the Company and the Noteholders entered into an Exchange Agreement, dated as of October 5, 1998 (the "Exchange Agreement"), pursuant to which, among other things, the Noteholders acquired the 2001 Notes by exchanging shares of the Company's Series B Preferred Stock. In connection with the Exchange Agreement, the Company and the Noteholders also entered into a Registration Rights Agreement, dated as of October 5, 1998.

     C. The Company and the Noteholders desire to enter into this Agreement in order to convert $2,000,000 of the aggregate principal amount of the 2003 Notes for shares of Common Stock at a reduced conversion price. As consideration for the exchange, the Company will permit the principal amount of the 2003 Notes being converted to be reduced from $1.275 per share to $1.22 per share and the interest rate on the remaining outstanding principal amount of the 2003 Notes will increase from 4% to 8% as provided herein. The conversion price of the 2003 Notes outstanding after the closing of this Agreement will remain at $1.275 per share and all other terms and conditions of the 2003 Notes shall remain the same.

     D. The shares to be issued upon conversion of the 2003 Notes have been previously registered with the Securities and Exchange Commission on a registration statement on Form S-3 (file no. 333-69383) and are covered by a resale prospectus dated January 11, 1999. The restrictive legends on the stock certificates will be removed upon resale of the shares either in compliance with the prospectus delivery requirements of the registration statement or Rule 144 under the Securities Act of 1933.

     E. Concurrently herewith, the Noteholders shall submit a conversion notice in the form attached as Exhibit A to each 2003 Note, with such notice reflecting a reduced conversion price of $1.22 per share. Immediately upon receipt of the conversion notice, the

Company shall (i) direct and cause its transfer agent to issue and deliver a stock certificate to the each of the Noteholders representing such number of shares of Common Stock as each such Noteholder is hereby acquiring, duly executed on behalf of the Company and registered in the name of such Noteholder or its designee and (ii) execute and deliver the Allonge to Convertible Senior Subordinated Note dated as of the date hereof (the "Allonge") to each such Noteholder.

     NOW, THEREFORE,  in consideration of the foregoing,  and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

SECTION 1.      Conversion and Note Amendment.
                ------------------------------

     (a) Conversion Notice. Each Noteholder shall deliver a conversion notice in
         -----------------
the form attached as Exhibit A to each 2003 Note requesting the conversion of $1,000,000 in the aggregate principal amount of such Noteholder's 2003 Note, for an aggregate conversion request of $2,000,000 by all Noteholders. The Company and the Noteholders agree that such conversion notice shall reflect a conversion price of $1.22 per share, which is a reduction from the stated conversion price of $1.275 per share. As described in Section 2(b) of the 2003 Notes, each Noteholder shall record the conversion amount as a payment of principal on
Schedule  I to its 2003  Note.

     (b) Issuance of Shares.  Upon receipt of the conversion  notice pursuant to
         ------------------
Section 1(a), the Noteholders shall be entitled to an aggregate number of 1,639,344 shares of Common Stock (divided evenly between each Noteholder) and an amount in cash equal for any fractional shares valued at the conversion price. Upon completion of the proceedings contemplated by this Section, the Company shall direct and cause its transfer agent to issue and deliver a stock certificate to each Noteholder representing such number of Common Shares which such Noteholder is then acquiring, duly executed on behalf of the Company and registered in the name of such Noteholder or its designee.

     (c) Allonge.  Upon  receipt of the  conversion  notice  pursuant to Section
         -------
1(a), the Company shall execute and deliver a copy of the Allonge to each Noteholder and such Noteholder shall attach the Allonge to the 2003 Note held in its possession. The Allonge shall be in the form attached as Exhibit A hereto.

SECTION 2.      Representations and Warranties.
                -------------------------------

     (a) Mutual Representations and Warranties. Each party hereto represents and
         -------------------------------------
warrants to the other parties that the following statements are true, correct and complete:

          (i) Power and Authority.  Each party has all requisite corporate power
              -------------------
     and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

          (ii)  Authorization  of  Agreement.  The  execution  and  delivery and
                ----------------------------
     performance of this Agreement has been duly authorized by all necessary corporate action on the part of each party.

          (iii) No Conflict.  The  execution  and delivery by each party of this
                -----------
     Agreement, and the performance by each party of this Agreement and the Allonge do not and will not (1) violate any provision of any law or any governmental rule or regulation applicable to such party, the certificate of incorporation or bylaws or other organizational documents of such party, or any order, judgment or decree of any court or other agency of government binding on such party, (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such party, (3) result in or require the creation or imposition of any lien upon any of the properties or assets of such party or (4) require any approval of stockholders or limited partners or any approval or consent of any person under any contractual obligation of such party.

          (iv) Governmental  Consents.  The execution and delivery by each party
               ----------------------
     of this Agreement and the Allonge, and the performance by each party of this Agreement and the Allonge do not and will not require any registration with, consent or approval of, or notice to, or action by, any federal, state or other governmental authority or regulatory body.

          (v) Binding  Obligation.  This  Agreement  has been duly  executed and
              -------------------
     delivered by each party and is the legally valid and binding obligation of each party, enforceable against each party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


          (vi) No Commission.  No commission or other remuneration has been paid
               -------------
     or given directly or indirectly for soliciting this Agreement.

     (b)  Representation  and Warranties by the Company.  The Company represents
          ---------------------------------------------
and warrants to the other parties that the shares of Common Stock to be received by the Noteholders under this Agreement are (1) duly authorized and validly issued, fully paid and non-assessable, (2) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and (3) entitled to the rights set forth in its certificate of incorporation.

     (c)  Representations  and Warranties by Noteholders.  Each Noteholder makes
          ----------------------------------------------
the representations and warranties set forth on Exhibit B hereto.
                                                ---------

SECTION 3.  Miscellaneous.
            -------------

     (a) Governing Law. This Agreement  shall be governed by and  interpreted in
         -------------
accordance with the laws of the State of New York without regard to the principles of conflict of laws.

     (b)  Counterparts.  This Agreement may be executed in two or more identical
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, provided that a facsimile signature shall be
                                 --------  ----
considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (c)  Headings.  The  headings  of this  Agreement  are for  convenience  of
          --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d)  Severability.  If any provision of this Agreement  shall be invalid or
          ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.


     (e) Entire Agreement; Amendments. This Agreement supersedes all other prior
         ----------------------------
oral or written agreements between or among the Noteholders and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Noteholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party to be charged with enforcement.

     (f)  Notices.  Any  notices,  consents,  waivers  or  other  communications
          -------
required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are set forth on the signature page hereto. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

     (g) Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their respective successors and assigns.


     (h) No Third  Party  Beneficiaries.  This  Agreement  is  intended  for the
         ------------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     (i)  Several  Representations  and  Warranties.  Each  Noteholder  shall be
          -----------------------------------------
responsible only for its own representations, warranties, agreements and covenants hereunder.

     (j) Further  Assurances.  Each party shall do and  perform,  or cause to be
         -------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (k) No Strict  Construction.  The language used in this  Agreement  will be
         -----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (l) Equitable Relief. Each party recognizes that in the event that it fails
         ----------------
to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other party. Each party therefore agrees that the other parties shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (m) Consent to Jurisdiction. The parties hereto expressly submit themselves
         -----------------------
to the exclusive jurisdiction of the state and federal courts of Delaware in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 11th day of December, 2001.

                                     NOTEHOLDERS:
                                     -----------

                                     STARK INTERNATIONAL

                                     By: ________________________________
                                         Name:
                                         Title:
                                         1500 West Market Street, Suite 200
                                         Mequon, WI 53092
                                         Fax:  (414) 241-1888

                                     SHEPHERD INVESTMENTS INTERNATIONAL, LTD.

                                     By: ________________________________
                                         Name:
                                         Title:
                                         1500 West Market Street, Suite 200
                                         Mequon, WI 53092
                                         Fax:  (414) 241-1888

                                     COMPANY:

                                     NTN COMMUNICATIONS, INC.

                                     By: ________________________________
                                         Name:
                                         Title:
                                         5966 La Place Court
                                         Carlsbad, CA 92008
                                         Fax:  (760) 930-1187

                                   EXHIBIT A
                                   ---------
                                FORM OF ALLONGE

                ALLONGE TO CONVERTIBLE SENIOR SUBORDINATED NOTE

     By this Allonge to the attached 4% Convertible Senior Subordinated Note Due 2003 (the "Note"), the undersigned, NTN COMMUNICATIONS, INC., a Delaware corporation, acknowledges and agrees that pursuant to the Conversion and Note Amendment Agreement dated December 11, 2001 by and among the Company and the holder of the Note, effective the date hereof, the interest rate shall be increased to 8% per annum from 4% per annum on the Note to which this Allonge is attached. Concurrently on the date hereof, the holder of the Note is converting $1,000,000 in principal amount of the Note and the outstanding principal amount under the Note is thereby reduced by such amount.


Dated:  December 11, 2001

                                     NTN COMMUNICATIONS, INC.

                                     By:
                                       ----------------------
                                     Title:
                                           ------------------

                                   EXHIBIT B
                                   ---------

    Each Noteholder represents and warrants with respect to only itself that:


     (i) Investment Purpose.  Such person (i) is purchasing and/or acquiring the
         ------------------
securities and (ii) upon exercise or conversion of any securities, will acquire any shares of Common Stock underlying such security then issuable for its own account, for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933 (the "1933 Act"); provided, however, that by making the representations herein, such person does not agree to hold any securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

     (ii) Accredited Investor Status. Such person is an "accredited investor" as
          --------------------------
that term is defined in Rule 501(a) of Regulation D.

     (iii) Reliance on Exemptions.  Such person  understands that the securities
           ----------------------
are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such person's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such person set forth herein in order to determine the availability of such exemptions and the eligibility of such person to acquire the securities.

     (iv) Information. Such person and its advisors, if any, have been furnished
          -----------
with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities which have been specifically requested by such person. Such person and its advisors, if any, have been afforded the opportunity to ask questions of the Company.


     (v) No Governmental  Review.  Such person understands that no United States
         -----------------------
federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.


     (vi) Transfer or Resale. Such person understands that except as provided in
          ------------------
separate registration rights agreements between the Company and such person: (i) the securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such person shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule

144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder; and
(iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     (vii)  Legends.  Such person  understands  that the  certificates  or other
            -------
instruments representing the securities shall bear a restrictive legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any securities upon which it is stamped, if (1) any such securities are sold or transferred pursuant to an effective registration statement under the 1933 Act, (2) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such securities may be made without registration under the 1933 Act, or (3) any of the securities can be sold pursuant to Rule 144(k) under the 1933 Act (or any successor rule thereto).


                                      B-2